UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 30, 2008

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska (State or other jurisdiction of incorporation)	000-26326 (Commission File Number)	37-1119387 (IRS Employer Identification No.)

10077 South 134th Street Omaha, NE (Address of principal executive offices)	68138 (Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
     On December 30, 2008, Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”), and Steve Lewis and Mike Mimms, residents of the State of Texas (collectively, the “Landlord”), agreed to terminate the Lease dated October 1, 2005 (the “Lease”), and the parties executed a Lease Termination Agreement (the “Termination Agreement”). Pursuant to the Lease, the Company leased approximately 15,625 square feet in Hereford, Texas for an initial term of five years, which was scheduled to expire on September 30, 2010. The Company utilized the premises for storing and warehousing veterinary products.
     Under the terms of the Termination Agreement, the Company agreed to vacate and deliver possession of the premises to the Landlord on or before December 31, 2008. As partial consideration for early termination of the Lease, the Company agreed to transfer ownership of and deliver to the Landlord all racking, shelving, coolers, freezers, and certain leasehold improvements located on the premises. The parties executed mutual releases that provided upon termination of the Lease, each party and its agents and employees are fully released and discharged from any and all obligations that such party may have with respect to the Lease or the premises.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: January 2, 2009	By:	/s/ Neal B. Soderquist
Neal B. Soderquist, Vice President and CFO